EXHIBIT 23.6
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the inclusion in this Amendment No. 1 to the Registration Statement on Form S-1/A of Pzena Investment Management, Inc. (File No. 333-143660) of our report dated April 9, 2007, on our audit of Pzena International Value Service as of December 31, 2006 and for the year then ended. We also consent to the reference to our Firm under the caption “Experts”.
/s/ J.H. Cohn LLP
Roseland, New Jersey
July 9, 2007